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                                                                     EXHIBIT 5.1

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

                                               BASS, BERRY & SIMS PLC
                                       A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                  ATTORNEYS AT LAW
         KNOXVILLE OFFICE                                                                 DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                      REPLY TO:                            AMSOUTH CENTER
       KNOXVILLE, TN 37902                         AMSOUTH CENTER                 315 DEADERICK STREET, SUITE 2700
          (865) 521-6200                  315 DEADERICK STREET, SUITE 2700            NASHVILLE, TN 37238-3001
                                               NASHVILLE, TN 37238-3001                    (615) 742-6200
          MEMPHIS OFFICE                           (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                             MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                    WWW.BASSBERRY.COM                     29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                           NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                      (615) 255-6161
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                                December 23, 2004

Coventry Health Care, Inc.
6705 Rockledge Drive, Suite 900
Bethesda, Maryland 20817-1850

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission (the "Commission") on November 8, 2004, as amended by Amendment No. 1 thereto, as filed by you with the Commission on the date hereof (such Registration Statement, as amended to date, being referred to hereinafter as the "Registration Statement"). The Registration Statement relates to the issuance by Coventry Health Care, Inc., a Delaware corporation (the "Company"), of up to 16,456,965 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the proposed merger (the "Merger") of First Health Group Corp., a Delaware corporation ("First Health"), with and into Coventry Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated October 13, 2004, by and among the Company, Merger Sub and First Health.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company, when issued and delivered in the manner and on the terms set forth in the Merger Agreement and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.








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December 23, 2004
Page 2


         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

                                                 Very Truly Yours,


                                                 /s/ Bass, Berry & Sims PLC